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                                                          Exhibit 5.1
                                                           SR&Z DRAFT
                                                               071398

                                                               July 23, 1998
                                                          ------------


PCA International, Inc.
815 Matthews - Mint Hill Road
Matthews, North Carolina 28105

Ladies and Gentlemen:

    We have acted as special counsel for PCA International, Inc., a North Carolina corporation (the "Company"), in connection with the preparation of the joint Proxy/Registration Statement, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") [and the Securities Exchange Act of 1934, as amended,] related to up to 358,490 shares of the Company's Common Stock, par value $.20 per share (the "Common Stock"), which is the maximum number of shares that may be retained by existing shareholders of the Company in connection with the merger between the Company and Jupiter Acquisition Corp. ("Mergerco"), as more fully described in the Merger Agreement, dated April 20, 1998, between the Company and Mergerco (the "Merger Agreement"). Capitalized terms used but not defined herein shall have the meaning set forth in the Registration Statement.

    As special counsel to the Company, in connection with this opinion we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions set forth herein. In our examinations, we have assumed the genuineness of all signatures, the legal capacity of natural persons signing or delivering any instrument, the authenticity of all documents submitted to us as

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PCA International, Inc.
July 23, 1998
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Page 2

originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

    We are attorneys admitted to practice in the State of New York, and the opinion set forth below and any reference to statutes, rules or regulations herein are limited to the laws of the United States of America. With respect to matters in such opinion as to the laws of the State of South Carolina, we have relied upon the legal opinion of Robinson, Bradshaw & Hinson, P.A. attached hereto as Exhibit A. The opinion of Robinson, Bradshaw & Hinson, P.A. is in form and substance satisfactory to us and, in our opinion, the Company is, and we are, justified in relying thereon.

    Based upon the foregoing, we are of the opinion that the shares of common stock in the surviving corporation, when retained in the manner and on the terms described in the Registration Statement (after it is declared effective) and the Merger Agreement, will be duly authorized, validly issued, fully paid and non-assessable.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm appearing under the heading "Legal Matters" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Commission thereunder.

                                Very truly yours,

                                /s/ Schulte Roth & Zabel LLP